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                                                                       EXHIBIT D

                                 AMENDMENT NO. 6

                                       TO

                   SUBSCRIBERS' REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 23, 1996

                  WHEREAS, Enhance Financial Services Group Inc., a New York corporation (the "Company"), the parties executing this Amendment on the signature page hereof (the "Amending Shareholders") and certain other shareholders of the Company are parties to a Subscribers' Registration Rights Agreement dated as of October 31, 1986, as amended by (i) Amendment No. 1 dated as of April 1, 1987, (ii) Amendment No. 2 dated as of May 10, 1988, (iii) Combined Amendment No. 1 dated as of June 29, 1990; (iv) Amendment No. 4 dated as of December 19, 1991 and (v) Letter Agreement dated October 3, 1995 between the Company and The Manufacturers Life Insurance Company (as so amended, collectively the "Agreement"); and

                  WHEREAS, the Company and the Amending Shareholders deem it in the best interest of the Company and its shareholders for Swiss Reinsurance Company, a Swiss corporation ("SwissRe") to purchase an aggregate of 1,000,000 shares of the Company's common stock, par value $.10 per share, from the Company and an existing shareholder of the Company, ManuLife (International) Limited, a Bermuda corporation (the "Seller"), and a wholly-owned subsidiary of The Manufacturers Life Insurance Company, a Canadian Federal corporation ("ManuLife"), pursuant to a stock purchase agreement between the Company, ManuLife, the Seller and SwissRe. To induce SwissRe to purchase such shares under such stock purchase agreement and as a condition to SwissRe's obligation to do so, the Company and the Amending Shareholders, who own in the aggregate 100% of the Shares (as defined in the Agreement), desire to amend the Agreement in certain respects.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Except as otherwise expressly provided herein, capitalized terms used herein which are defined in the Agreement shall have the meanings specified for such terms in the Agreement (as amended by this Amendment No. 6).

                  2. Reference herein to a specific sentence included in a Section of the Agreement shall be after giving effect to this Amendment No. 6.

                  3. The Agreement is hereby amended to add SwissRe as a "Subscriber" thereunder.

                  4. Section 1 of the Agreement is hereby amended by:
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                           (a) adding the following capitalized terms in
appropriate alphabetical sequence:

                           "'ManuLife Registrable Shares': All Shares owned or
                  acquired by The Manufacturers Life Insurance Company which are Restricted Shares."

                           "'ManuLife Residual Shares': Any ManuLife Registrable
                  Shares that are registered on behalf of The Manufacturers Life Insurance Company ("ManuLife") (or any entity controlled by it) pursuant to the ManuLife Demand hereunder in connection with the issuance by ManuLife (or such other entity) of debt or other securities exchangeable for, or payable in, shares of Common Stock owned by ManuLife or such other entity ("ManuLife DECS"), and which have not been disposed of and which continue to be held by ManuLife or any such other entity after full payment of such ManuLife DECS or after provision for full payment of such ManuLife DECS has been made, provided such shares are Restricted Shares."

                           "'SwissRe Shares': The shares of Common Stock
                  originally acquired by Swiss Reinsurance Company from the Company and ManuLife (International) Limited (the "Seller") pursuant to the Stock Purchase Agreement dated as of February 9, 1996 among the Company, the Seller, The Manufacturers Life Insurance Company and Swiss Reinsurance Company (and any capital stock or other securities into which such Common Stock shall have been changed)."

                           "'USWFS Residual Shares': The shares of Common Stock
                  that are Restricted Shares and that were registered on behalf of U S WEST Financial Services, Inc., a Colorado corporation ("USWFS") pursuant to a Demand Registration hereunder in connection with the issuance by U S WEST, Inc. of debt exchangeable for Common Stock owned by USWFS and which have not been disposed of and which continue to be held by USWFS (or any entity controlled by U S WEST, Inc.) after full payment of such USWFS DECS or after provision for full payment of such USWFS DECS has been made; provided the number of USWFS Residual Shares shall not exceed 830,000 shares of Common Stock (as such number may be adjusted as a result of any stock dividend, stock split, recapitalization, combination or exchange of shares, or consolidation or otherwise)."

                           "'SwissRe Registrable Shares': All SwissRe Shares
                  which are Restricted Shares."; and

                           (b) changing the definition therein of the term
"Shares" to read in its entirety as follows:

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                           "The shares of Common Stock delivered and, unless the
                  context otherwise indicates, deliverable pursuant to the terms of the Subscription Agreements (or such Shares transferred between Subscribers); the shares of Common Stock purchased by USWFS from the Company pursuant to the Stock Purchase
                  Agreement dated May 10, 1988 between the Company and USWFS;
                  the shares of Common Stock issued in the merger effected with Asset Guaranty Inc., a New York corporation ("AGI"), pursuant to the Agreement and Plan of Merger dated as of June 5, 1990, as amended, between the Company and AGI; and the SwissRe Shares, together in each case with all shares of common stock of the Company or other securities distributed in respect of the Shares, whether by reason of any stock dividend, stock split, recapitalization, combination or exchange of shares, or consolidation or otherwise."

                  5. Section 2 of the Agreement is hereby amended by deleting the second paragraph of such Section in its entirety and inserting the following in lieu thereof:

                           "Shares are deemed to be Restricted Shares (i) until
                  such time as such Shares have been disposed pursuant to an effective Registration Statement under the Securities Act,
                  (ii) until such time as such Shares have been sold under Rule 144 promulgated under the Securities Act (or any successor provision) pursuant to a "brokers transaction" (as defined in clauses (i) and (ii) of paragraph (g) of such Rule 144) at a time when shares of the Company's Common Stock are registered pursuant to Section 12 of the Exchange Act or (iii) unless, at the time of determination, such Shares may be transferred and a new certificate or other evidence of ownership for them not bearing a legend restricting transfer under the Securities Act has been delivered by or on behalf of Company and no stock transfer order or other restriction on transfer exist."

                  6. Section 3 of the Agreement is hereby amended by:

                           (a) deleting the first three sentences of Section
3(a) in their entirety and inserting the following language in lieu thereof:

                                    "The Manufacturers Life Insurance Company
                           and any entities it controls (so long as such persons hold Registrable Shares) will be entitled in the aggregate to request one Demand Registration with respect to ManuLife Registrable Shares (the "ManuLife Demand") (with respect to which the Company shall pay all Registration Expenses). In addition, the holders of SwissRe Registrable Shares will be entitled to request one Demand Registration with respect to SwissRe Registrable Shares (the "SwissRe Demand") (with respect to which the Company shall pay all Registration Expenses) if either (i) the registration of Shares pursuant to the ManuLife Demand shall not have been effected on or prior to January 31, 1998 or
                           (ii) the ManuLife Demand shall have been effected

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                           and the holder(s) of the SwissRe Registrable Shares
                           is (are) unable to sell for any reason,or such holder(s) decide(s) in its (their) sole discretion not to sell, in such Demand Registration all of the SwissRe Registrable Shares then outstanding. In addition to the foregoing, each of (i) USWFS (and any entities controlled by U S WEST, Inc. that hold USWFS Residual Shares) and (ii) The Manufacturers Life Insurance Company (and any entities it controls that hold ManuLife Residual Shares) will be entitled to request one Demand Registration with respect only to USWFS Residual Shares or ManuLife Residual Shares, as the case may be (a "Residual Demand");provided, however, that notwithstanding anything to the contrary herein, the Company shall have no obligation to pay any Registration Expenses in connection with a Residual Demand; provided further, however, that no Residual Demand may be made until 90 days after the date that the holders of SwissRe Registrable Shares are first entitled to request the SwissRe Demand pursuant to clause (i) or clause (ii) of the preceding sentence; provided further, however, that no Residual Demand may be made after the SwissRe Demand has been requested pursuant to Section 3(b) for a period equal to the shorter of (1) six months after the effective date of the registration statement filed pursuant thereto, or such longer period (not to exceed 8 months) as may be reasonably requested by the managing underwriter or underwriters of such offering so as not to adversely affect such offering or (2) eighteen months from the date of the SwissRe Demand; and provided further, however, that no Residual Demand may be made prior to the time that SwissRe Demand has been requested pursuant to Section 3(b) unless each holder of shares who intends to make such Residual Demand (collectively, a "Residual Holder") has complied with the procedures set forth in the following two sentences. Any Residual Holder who intends to make a Residual Demand prior to the SwissRe Demand being requested shall give the holders of SwissRe Registrable Shares at least 30 days prior written notice thereof, during which period such holders of SwissRe Registrable Shares shall have the option, in their discretion (exercisable by the holders of at least a majority of the SwissRe Registrable Shares), to either (i) consent in writing to the making of such Residual Demand or (ii) make the SwissRe Demand. In the event the holders of at least a majority of the SwissRe Registrable Shares so make the SwissRe Demand, the right of such Residual Holder to make a Residual Demand shall be suspended for a period equal to the shorter of (1) six months after the effective date of the registration statement filed pursuant to such SwissRe Demand, or such longer period (not to exceed 8 months) as may be reasonably requested by the managing underwriter or underwriters of such offering so as not to adversely affect such offering or (2) eighteen months from the date of the SwissRe Demand. Each Demand Registration pursuant to this Section 3

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                           shall be filed within 90 days after the date any
                           holder of the Registrable Shares makes the first written request to the Company for registration under
                           Section 3(b). The Registration Statement shall, if requested by (i) the holders of at least a majority of the ManuLife Registrable Shares requesting registration in the case of the ManuLife Demand, (ii) the holders of at least a majority of ManuLife Residual Shares requesting registration in the case of the ManuLife Residual Demand, (iii) the holders of at least a majority of the SwissRe Registrable Shares requesting registration in the case of the SwissRe Demand and (iv) the holders of at least a majority of the USWFS Residual Shares requesting registration in the case of the USWFS Residual Demand, be a shelf registration under Rule 415 (so long as Rule 415 or similar or successor rule that may be adopted by the SEC shall be available to the Company with respect to the Shares), and the Company shall use it best efforts to keep the Registration Statement continuously effective (by amendment thereto or otherwise) until the last day on which a Registrable Share is outstanding but in no event more than nine months following the date the Registration Statement was declared effective."

                           (b) inserting the language "(i)" immediately before
the words "the holders of" where such words first appear in the fifth sentence of Section 3(a); inserting the language "ManuLife" before the words "Registrable Shares" where such words appear in the second instance in the fifth sentence of
Section 3(a); and deleting the words "50% of all Registrable Shares so included" where such words first appear in the fifth sentence of Section 3(a) and inserting in lieu thereof the following language:

                           "a majority of the ManuLife Registrable Shares so
                  included in such Registration Statement in the case of the ManuLife Demand, (ii) the holders of at least a majority of the ManuLife Residual Shares included in such Registration Statement in the case of the ManuLife Residual Demand, (iii) the holders of at least a majority of the SwissRe Registrable Shares included in such Registration Statement in the case of the SwissRe Demand and (iv) the holders of at least a majority of the USWFS Residual Shares included in such Registration Statement in the case of the USWFS Residual Demand";

                           (c) deleting the words "Section 3(a)" where such
words first appear in the second sentence of Section 3(b) and inserting in lieu thereof the language "Sections 3(a) and (c)";

                           (d) inserting the language "(i)" immediately before
the words "the holders of" where such words last appear in Section 3(b); inserting the language "ManuLife" immediately before the words "Registrable Shares" where such words last appear in Section 3(b); and inserting at the end of Section 3(b) the following language:

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                           "in the case of the ManuLife Demand (ii) the holders
                  of at least a majority of the ManuLife Residual Shares requested to be included in such registration in the case of the ManuLife Residual Demand, (iii) the holders of at least a majority of the SwissRe Registrable Shares requested to be included in such registration in the case of the SwissRe Demand and (iv) the holder of at least a majority of the USWFS Residual Shares requested to be included in such registration in the case of the USWFS Residual Demand";

                           (e) deleting the words "Section 3(a)" where such
words first appear in the first sentence of Section 3(c) and inserting in lieu thereof the following language "Sections 3(a) and (b)";

                           (f) deleting the last two sentences of Section 3(c)
in their entirety and inserting the following language in lieu thereof:

                           "In the case of the ManuLife Demand or (subject to
                  Section 3(a)) the ManuLife Residual Demand, the holders of the 28,608 Registrable Shares originally issued to The Manufacturers Life Insurance Company (as adjusted for any stock dividend, stock split, recapitalization, combination, exchange of shares or consolidation, (the "Original ManuLife Shares") shall have the priority right over other holders of Registrable Shares to sell in such offering the Original ManuLife Shares, and to the extent additional Registrable Shares may be included in such offering such additional Registrable Shares shall be allocated pro rata among the holders of Registrable Shares on the basis of the aggregate number of Registrable Shares proposed to be registered by each such holder. In the case of the SwissRe Demand, the holders of SwissRe Registrable Shares (the "SwissRe Holders") shall have the priority right over other holders of Registrable Shares (the "Other Holders") to sell in such offering the Registrable Shares held by such SwissRe Holders, and to the extent additional Registrable Shares may be included in such offering such additional Registrable Shares shall be allocated pro rata among the Other Holders on the basis of the aggregate number of Registrable Shares proposed to be registered by each such Other Holders. In the case of the USWFS Residual Demand, subject to Section 3(a), the holders of USWFS Residual Shares (the "USWFS Holders") shall have the priority right over other holders of other Registrable Shares to sell in such offering the USWFS Residual Shares held by such USWFS Holders, and to the extent additional Registrable Shares may be included in such offering, such additional Registrable Shares shall be allocated pro rata among the holders of Registrable Shares on the basis of the aggregate number of Registrable Shares proposed to be registered by each such holders. In the event of any such underwriter cutbacks in the case of the ManuLife Demand or the ManuLife Residual Demand, the holders of a majority of the Registrable Shares to be registered may elect to withdraw the request for such Demand Registration, in which case such Demand Registration shall not count as a Demand Registration

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
                  but the Company shall not pay any Registration Expenses relating to such ManuLife Demand (no Registration Expenses being payable by the Company in the case of the ManuLife Residual Demand). In the event of any underwriter cutbacks in the case of the SwissRe Demand, the holders of a majority of the SwissRe Registrable Shares to be registered may elect to withdraw the request for such Demand Registration, in which case such Demand Registration shall not count as a Demand Registration, but the Company shall not pay any Registration Expenses relating thereto. In the event of any underwriter cutbacks in the case of the USWFS Residual Demand, the holders of the majority of the USWFS Residual Shares to be registered may elect to withdraw the request for such Demand Registration, in which case such Demand Registration shall not count as a Demand Registration (no Registration Expenses being payable by the Company in the case of the USWFS Residual Demand). Any holder of Registrable Shares desiring to participate in the ManuLife Demand, the ManuLife Residual Demand, the SwissRe Demand or the USWFS Residual Demand shall, as a condition to such participation, provide any information and deliver any documents required in connection with such holders's sale of its Shares in connection with such Demand Registration in a timely manner in order to satisfy any scheduling requirements applicable to such Demand Registration.";

                           (g) inserting the following language immediately
prior to the first sentence of Section 3(d):

                           "The Company or any of its securityholders (other
                  than the holders of Registrable Shares in such capacity) may propose including Common Stock to be publicly offered and sold by it in any Registration Statement to be filed pursuant to a Demand Registration. If, in the written opinion of underwriters selected for the Demand Registration, the inclusion of securities proposed to be offered and sold by the Company, such other securityholders and the holders of Registrable Shares would jeopardize the success of the offering, the selling holders of Registrable Shares may elect to exclude the amount of securities (up to all of the securities) proposed to be sold by the Company and such other securityholders which, in the opinion of such underwriters, would jeopardize the success of the offering of the Registrable Shares.";

                           (h) deleting the last sentence of Section 3(d) and
inserting the following language in lieu thereof:

                           "The Company represents and covenants that it has not
                  granted, except to the holders of Registrable Shares pursuant to this agreement, and shall not grant, (i) demand registration rights to any Person unless such Person shall agree (1) that its right to exercise such demand registration rights is subject to the same conditions as set forth in the second, third and fourth provisos to the

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
                  third sentence of Section 3(a) hereof with respect to a Residual Demand and (2) that holders of Registrable Shares hereunder will have piggyback registration rights in respect of any registration effected pursuant to such Person's demand to the same extent as though such demand were a Demand Registration hereunder, (ii) piggyback registration rights to any Person that are inconsistent with Section 3(d) hereof or
                  (iii) any registration rights to any Person which would diminish or restrict the rights of holders of Shares under, or otherwise conflict or be inconsistent with, the provisions of this agreement."; and

                           (i) inserting the language "(i)" immediately before
the words "the holders of" where such words first appear in Section 3(e); inserting the language "ManuLife" immediately before the words "Registrable Shares" where such words last appear in Section 3(e); and inserting after the words "included in such offering" where such words first appear in Section 3(e) the following language:

                           "in the case of the ManuLife Demand, (ii) the holders
                  of a majority of the ManuLife Residual Shares included in such offering in the case of the ManuLife Residual Demand, (iii) the holders of a majority of the SwissRe Registrable Shares included in such offering in the case of the SwissRe Demand and (iv) the holders of a majority of the USWFS Residual Shares included in such offering in the case of the USWFS Residual Demand"

                  7. Section 4 of the Agreement is hereby amended by:

                           (a) deleting the language "a demand registration on
behalf of other securities holders whose registration rights prohibit or restrict piggyback rights," where such language appears in the first sentence of
Section 4(b);

                           (b) deleting the language "Sections 4(e) and (f)"
where such language first appears in the second sentence of Section 4(b) and inserting in lieu thereof the language "Sections 3(c) and 4(e)";

                           (c) inserting after the words "on the same terms and
conditions" where such words appear in the third sentence of Section 4(b) the following language:

                           "regarding pricing, timing and location of sales";
and

                           (d) deleting Section 4(d) in its entirety and
inserting the following language in lieu thereof:

                           "(d) [INTENTIONALLY OMITTED]"

                  8. Section 5 of the Agreement is hereby amended by:

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
                           (a) inserting the language "and Section 4" after the
words "under Section 3" in the lead-in to Section 5(A);

                           (b) inserting the language "(w)" immediately after
the words "the selling holders of" where such words appear in clause (ii) of
Section 5(A)(a); inserting the language "ManuLife" immediately before the words "Registrable Shares" in clause (ii) of Section 5(A)(a); and inserting immediately after the words "covered by such Registration Statement" where such words appear in clause (ii) of Section 5(A)(a) the following language:

                           "in the case of the ManuLife Demand, (x) the holders
                  of a majority of the ManuLife Residual Shares covered by such Registration Statement in the case of the ManuLife Residual Demand, (y) the holders of a majority of the SwissRe Registrable Shares covered by such Registration Statement in the case of the SwissRe Demand and (z) the holders of a majority of the USWFS Residual Shares covered by such Registration Statement in the case of the USWFS Residual Demand"; and

                           (c) deleting Section 5(B)(a) in its entirety and
inserting the following language in lieu thereof:

                           "(a)     [INTENTIONALLY OMITTED]"

                  9. Section 6(b) of the Agreement is hereby amended by inserting the language "(i)" immediately after the words "The holders of" in the last sentence of such Section; inserting the language "ManuLife" immediately before the words "Registrable Shares" in the last sentence of Section 6(b); and inserting after the words "Registrable Shares" in the last sentence of such
Section 6(b) the following language:

                           "in the case of the ManuLife Demand, (ii) the holders
                  of a majority of the ManuLife Residual Shares in the case of the ManuLife Residual Demand, (iii) the holders of a majority of the SwissRe Registrable Shares in the case of the SwissRe Demand and (iv) the holders of a majority of the USWFS Residual Shares in the case of the USWFS Residual Demand"

                  10. Section 7 of the Agreement is hereby amended by deleting the language "In any Piggyback Registration in the circumstances set forth in
Section 5(B)(f)(iii):" at the beginning of such Section.

                  11. Section 11 of the Agreement is hereby amended by:

                           (a) inserting after the words "written consent of"
where such words first appear in Section 11(b) the following language:

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
                           "each of (i) the holders of at least a majority of
                  the SwissRe Registrable Shares, (ii) the holders of at least a majority of the ManuLife Registrable Shares, (iii) the holders of at least a majority of the ManuLife Residual Shares or, if the ManuLife DECS remain outstanding, ManuLife (iv) the holders of at least a majority of the USWFS Residual Shares or, if the USWFS DECS remain outstanding, USWFS and (v)"; and

                           (b) adding the following language immediately after
the proviso to the last sentence of Section 11(b):

                           ", provided, further, that if any such waiver or
                  consent would effect the rights of holders of SwissRe Registrable Shares, ManuLife Registrable Shares, ManuLife Residual Shares, or USWFS Residual Shares, the waiver or consent of the holders of at least a majority of the SwissRe Registrable Shares, the ManuLife Registrable Shares, ManuLife Residual Shares (or ManuLife if the ManuLife DECS remain outstanding), or USWFS Residual Shares (or USWFS if the USWFS DECS remain outstanding), as the case may be, shall be required under this sentence in addition to any other holders."

                  12. The Agreement shall, except as amended hereby, continue in full force and effect.

                  13. This Amendment No. 6 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

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
                  IN WITNESS WHEREOF, each party hereto has executed this Amendment No. 6 by its duly authorized officer as of the date first written above.

                                    ENHANCE FINANCIAL SERVICES GROUP INC.

                                    By:  /s/ Samuel Bergman
                                       ------------------------------------
                                       Name:  Samuel Bergman
                                       Title: Executive Vice President

Address                             SWISS REINSURANCE COMPANY

c/o Swiss Re Atrium
  Corporation
12 East 49th Street                 By:  /s/ B. Porro
                                       ------------------------------------
31st Floor                             Name:  B. Porro
New York, NY  10017                    Title: Member of Executive Board

                                    By: /s/ A. Sulzer
                                       ------------------------------------
                                       Name: A. Sulzer
                                       Title: Member of Senior Management

                                    Amending Shareholders

                                    US WEST FINANCIAL SERVICES, INC.

                                    By:  /s/ Richard A. Post
                                       ------------------------------------
                                       Name:  Richard A. Post
                                       Title: President

                                    THE MANUFACTURERS LIFE INSURANCE
                                      COMPANY

                                    By:  /s/ Peter H. Rubenovitch
                                       ------------------------------------
                                       Name:  Peter H. Rubenovitch
                                       Title: Senior Vice President

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